Exhibit 21


                TEXTRON INC. - SIGNIFICANT SUBSIDIARIES
                         (as of December 31, 1994)


     Set forth below are the names of certain subsidiaries of Textron
Inc.   Other subsidiaries which, considered in the aggregate, do  not constitute a significant subsidiary are omitted from such list.

Nam of Subsidiary                            Place of Incorporation

Ace Industries Textron Inc.                       California
Airfoil Forging Textron Inc.                      Delaware
Airfoil Textron Inc.                              Delaware
    Compressor Components Textron Inc.            Delaware
Atlantic Aerospace Textron Inc.                   Connecticut
Avco Corporation                                  Delaware
    ARS Two Inc.                                  Delaware
    Avco Community Developers, Inc.               California
    Avco Overseas Services Corporation            Delaware
    Textron Pacific Limited                       Australia
Avco Financial Services, Inc. (1)                 Delaware
Babco Textron Inc.                                Massachusetts
Bell Helicopter Services Inc.                     Delaware
    Bell Helicopter Asia (Pte) Limited            Singapore
Bell Helicopter Textron Inc.                      Delaware
Cadillac Gage Textron Inc.                        Michigan
Cessna Aircraft Company, The                      Kansas
Cone Drive Operations Inc.                        Delaware
Fuel Systems Textron Inc.                         Delaware
Greenlee Textron Inc.                             Delaware
HR Textron Inc.                                   Delaware
McCord Corporation                                Michigan
Davidson Textron Inc.                             Delaware
   Davidson Overseas Investment Inc.              Delaware
      Davidson Marley B.V. (2)                    Netherlands
   McCord Winn Textron Inc.                       Massachusetts
Micromatic Operations Inc.                        Delaware
Micro-Precision Operations Inc.                   Delaware
The Paul Revere Corporation                       Massachusetts
   The Paul Revere Life Insurance Company         Massachusetts
      The Paul Revere Protective Life Insurance
        Company                                   Delaware
      The Paul Revere Variable Annuity Insurance
        Company                                   Massachusetts
        The Paul Revere Equity Sales Company      Massachusetts
           The Paul Revere Investment Management
             Company                              Massachusetts
_______________

(1)  See  page 3 hereof for details of subsidiaries of Avco Financial
Services, Inc.
(2) 50% owned by Davidson Overseas Investment Inc.

Name of Subsidiary                            Place of Incorporation

Textron Acustar Plastics Inc.                     Delaware
Textron Atlantic Inc.                             Delaware
   Avdel plc                                      England
   Bell Helicopter Supply Center B.V.             Netherlands
   Textron Atlantic Belgium S.A.                  Belgium
   Textron Limited                                United Kingdom
Textron Financial Corporation                     Delaware
   Cessna Finance Corporation                     Kansas
Textron FSC Inc.                                  Barbados
Textron FSC Inc.                                  U.S. Virgin Islands
Textron Properties Inc.                           Delaware
   Textron Canada Limited (3)                     Canada
Textron Realty Corporation                        Delaware
Wolverine Metal Specialties, Inc.                 Michigan










_______________

(3) 64.5% of the capital stock of Textron Canada Limited is held by Textron Properties Inc. and the remaining 35.5% by Textron Inc.


Name of Subsidiary                                Place of Incorporation

AFS Corporation (1)                                      Delaware
Avco DC Corporation (1)                                  Delaware
Avco Enterprises, Inc. (3)                               California
Avco Financial Services Canada Limited (2)               Ontario
Avco Financial Services International, Inc. (3)          Nebraska
Avco Financial Services Ltd. (1)                         Australian Capital
                                                         Territory
Avco Financial Services Limited (3)                      New Zealand
Avco Group Limited (1)                                   United Kingdom
Avco National Bank (4)                                   California
Balboa Insurance Company (1)                             California
Balboa Life Insurance Company (3)                        California
Family Insurance Corporation (3)                         Wisconsin
Meritplan Insurance Company (5)                          California
Newport Insurance Company (5)                            Arizona









_________________

(1) Owned by Avco Financial Services International, Inc.
(2) Owned by AFS Corporation and Avco DC Corporation
(3) Owned by Avco Financial Services, Inc.
(4) Owned by Avco Enterprises, Inc.
(5) Owned by Balboa Insurance Company